EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

DIFFUSION PHARMACEUTICALS INC.

(AS AMENDED)

ARTICLE I
NAME

The name of the corporation is Diffusion Pharmaceuticals Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 615 South Dupont Hwy., in the City of Dover, Zip Code of 19901, County of Kent. The name of the registered agent of the Corporation at that address is National Corporate Research, Ltd.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

CAPITAL STOCK

A.     The total number of shares of common stock which the Corporation shall have authority to issue is 1,000,000,000, at a par value of $0.001 per share (“Common Stock”), and the total number of shares of preferred stock which the Corporation shall have authority to issue is 30,000,000, at a par value of $0.001 per share (“Preferred Stock”).

1.     Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock. Except as otherwise required by law or this Certificate of Incorporation, each share of Common Stock shall entitle the holder thereof to one (1) vote, in person or by proxy, on each matter submitted to a vote of stockholders of the Corporation. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

2.     Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, of the shares of such series, and any qualifications, limitations or restrictions thereof. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is further expressly authorized to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Effective upon the effective time of the Certificate of Amendment of the Certificate of Incorporation filed on August 17, 2016 with the Secretary of State of the State of Delaware (the “Effective Time”), each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity for any further action, be changed, reclassified and combined into one (10 share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall have that rounded up to one additional whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.

ARTICLE V

EXCULPATION AND INDEMNIFICATION

A.     Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right arising prior to the time of such amendment, modification or repeal.

B.     Right of Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law asit presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in section D of this Article V, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

C.     Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

D.     Claims. If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this Article V is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under this Article V and applicable law.

E.     Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, any other provision of this Certificate of Incorporation, the Bylaws of the Corporation, or any agreement, vote of stockholders or disinterested directors or otherwise.

F.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V, the DGCL or otherwise.

G.     Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article V after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

H.     Other Indemnification and Advancement of Expenses. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI
MANAGEMENT

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.     The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The Board of Directors shall fix the number of directors that constitute the whole Board of Directors in the manner provided in the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate of Incorporation.

B.     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws of the Corporation without any action on the part of the stockholders. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

C.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation,in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII

STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Elections of directors need not be by written ballot unless and except to the extent that the Bylaws of the Corporation so provide. Any action required to or which may be taken at a meeting of stockholders of the corporation may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote upon the action at a meeting for such purpose.

ARTICLE VIII
INCORPORATOR

The name and mailing address of the incorporator of the Corporation are as follows:

Amy E. Culbert

Oppenheimer Wolff & Donnelly LLP
Campbell Mithun Tower, Suite 2000
222 South Ninth Street

Minneapolis, MN 55402

ARTICLE IX
EFFECTIVE TIME

This Certificate of Incorporation shall be effective as of 5:00 p.m. Eastern Time on June 18, 2015.

The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the DGCL, does hereby make this Certificate of Incorporation, hereby acknowledging, declaring and certifying that the foregoing Certificate of Incorporation is the undersigned’s act and deed and the facts herein stated are true, and accordingly has hereunto set the undersigned’s hand this 17th day of June, 2015.

INCORPORATOR:

By:	/s/ Amy E. Culbert
Amy E. Culbert

Amended: January 8, 2016; August 17, 2016; January 23, 2017; March 13, 2017; August 13, 2018.